Exhibit 99.1

Contact:

Bruce Widener, CEO

502-657-3507

investors@askbeacon.com

Porter, LeVay & Rose, Inc.

Michael Porter, President

212-564-4700

Halliburton Investor Relations

Geralyn DeBusk, President, or Hala Elsherbini, COO

972-458-8000

BEACON ENTERPRISE SOLUTIONS REPORTS RESULTS FOR FISCAL SECOND QUARTER 2012

-- Conference Call To Be Held Today at 10:00 A.M. Eastern Time --

LOUISVILLE, KY, May 2, 2012 -- Beacon Enterprise Solutions Group, Inc. (OTCBB: BEAC) (www.askbeacon.com), an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions, reports fiscal second quarter financial results for the period ended March 31, 2012, which are discussed below:

Financial Highlights for the Fiscal Second Quarter and Six Months ended March 31, 2012:

o	Net sales increased 4% for the six months ended to $9.3 million from $9.0 million in the corresponding year-ago period;
o	For the six months ended gross profit increased 38% from $2.6 million to $3.6 million in fiscal 2011 compared to fiscal 2012;
o	Gross profit margins increased 9 basis points to 37% from 28% in Q2 compared with the same period in 2011;
o	For the six-month period, gross profit margins improved to 38% as compared with 29% in the comparable year-ago period;
o	Total operating expenses for the quarter decreased 13% to $2.5 million from $2.8 million in the year-ago second quarter;
o	EBIT (Earnings Before Interest and Taxes) increased for both the three and six month periods in 2012 as compared with 2011, improving 15% for the quarter and 59% for the six months ended.

“While we have experienced a challenging most recent quarter, I am very proud of the leadership team we have in place,” commented Bruce Widener, Chairman and CEO of Beacon. “Our recently announced leadership and positioning changes do not represent a radical shift in how we go to market. These changes represent a continuation of the building process we began two years ago to move from a tactical vendor, used on an as-needed basis, to a strategic business partner of our Fortune 1000 clients. Beacon is now better positioned to continue to grow its business, strengthen our client relationships and expand our capabilities despite the challenges in the global market place.”

“Today we have a stronger Beacon team and an impressive customer base that expects nothing less than consistent and reliable execution,” stated Paris Arey, Executive Vice President Sales and Marketing. “The Beacon Solution’s portfolio will enable the infrastructure layer to become business relevant by increasing IT implementation and accelerating their business impact. Beacon is leveraging our 5-year history of cost-effectively managing the IT infrastructure and proven service capabilities for organic growth. Market dynamics are requiring CIOs to play a larger roll in business responsiveness and decisions in which the IT infrastructure supports. I am optimistic the second half of the year (fiscal 2012) will be better than the first half of the year. We expect progress in all areas of our business and anticipate year-over-year improvements. This will position Beacon for a strong 2013.”

“Enterprises around the world are becoming more in tune with the fact the physical IT infrastructure is the first step in enabling any enterprise service change,” added Michael Martin, Executive Vice President Global Services. “The impact we’ve had with our existing client base is they value Beacon’s focus on simplifying the challenges associated with the delivery of physical infrastructure. This unique offering allows predictable, consistent standards implementation on a global scale, reducing design and deployment time to accelerate the delivery of business solutions.”

“Despite the challenging revenue environment we experienced in the second quarter, we have positioned the Company to be profitable and cash flow positive in the future,” stated S. Scott Fitzpatrick, Vice President Corporate Controller and Treasurer. “Our comparisons with the previous fiscal year for the six-month periods remain favorable for revenue, margin percent and operating expenses. We will continue to maintain our capacity to grow in order to take advantage of the measures we have implemented over the past year for sustained profitability as we achieve our revenue goals.”

“For the prior quarter and six months, gross profit margins increased 9 basis points to 37 and 38 respectively for each period,” concluded Mr. Fitzpatrick. “We expect our improvements in gross margin to remain consistent in the second half of the year. We continue to address our cost structure and realized an improvement in operating costs equating to a 13% reduction. It should also be pointed out that our cash position remained neutral and consistent with the year-end 2011 levels.”

Earnings Conference Call Today, Wednesday, May 2, 2012 @ 10:00 a.m. EDT:

Beacon’s Management will hold a conference call today, Wednesday, May 2, 2012 at 10:00 a.m. EDT to discuss its fiscal second quarter 2012 financial results for the period ending March 31, 2012. Participants on the call will include Bruce Widener, Chairman and CEO; Paris Arey, Executive Vice President Sales and Marketing; Michael Martin, Executive Vice President Global Services and S. Scott Fitzpatrick, Vice President Corporate Controller and Treasurer. The teleconference can be accessed by calling 888-495-3916 and entering conference ID # 74625231. Participants outside of the U.S. and Canada can join by calling 706-634-7530 and entering the same conference ID. Please dial in 15 minutes prior to the beginning of the call. The conference call will be simultaneously webcast and available on the company's website, http://www.askbeacon.com, under the "Investor Relations" tab. A digital recording of the conference call will be available for replay two hours after the end of the call's completion until 11:59 p.m. EDT on Friday, May 4, 2012 by calling 404-537-3406 and entering conference ID # 74625231.

About Beacon Enterprise Solutions Group, Inc.

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions. Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management. Beacon is headquartered in Louisville, Kentucky, with regional headquarters in Cincinnati, Ohio, Dublin, Ireland, Prague, Czech Republic and personnel located throughout the United States and Europe.

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward-looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

-- Financial Tables Follow --

Beacon Enterprise Solutions Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(all amounts in 000's except share data)

	March 31,	September 30,
	2012	2011
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$893	$861
Accounts receivable, net	2,985	3,752
Inventory, net	-	-
Prepaid expenses and other current assets	2,048	1,345
Total current assets	5,926	5,958
Property and equipment, net	268	249
Goodwill	2,792	2,792
Other intangible assets, net	2,776	2,905
Other assets	40	18
Total assets	$11,802	$11,922
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bridge note - related party	$100	$100
Note payable	300	-
Current portion of long-term debt	94	180
Senior secured notes payable	4,196	2,952
Accounts payable	2,427	3,204
Accrued expenses and other current liabilities	2,326	1,691
Total current liabilities	9,443	8,127
Long-term debt, less current portion	-	24
Deferred tax liability	241	212
Total liabilities	9,684	8,363
Commitments and contingencies (Note 6)
Stockholders' equity
Preferred Stock: $0.01 par value, 5,000,000 shares authorized, 1,598 and 1,491 shares outstanding in the following classes:
Series A convertible preferred stock, $1,000 stated value, 4,500 shares authorized, 30 shares issued and outstanding at March 31, 2012 and September 30, 2011 respectively, (liquidation preference $99)	30	30
Series A-1 convertible preferred stock, $1,000 stated value, 1,000 shares authorized, 311 shares issued and outstanding at March 31, 2012 and September 30, 2011 respectively, (liquidation preference $492)	311	311
Series B convertible preferred stock, $1,000 stated value, 4,000 shares authorized, 700 shares issued and outstanding at March 31, 2012 and September 30, 2011 respectively, (liquidation preference $1,048)	700	700
Series C-1 convertible preferred stock, $1,500 stated value, 400 shares authorized, 350 issued and outstanding at March 31, 2012 and September 30, 2011, respectively (liquidation preference $724)	525	525
Series C-2 convertible preferred stock, $1,500 stated value, 2,000 shares authorized, 100 issued and outstanding at March 31, 2012 and September 30, 2011, respectively (liquidation preference $204)	150	150
Series C-3 convertible preferred stock, $1,500 stated value, 110 shares authorized, 107 issued and outstanding at March 31, 2012 (liquidation preference $211)	160	-
Common stock, $0.001 par value 70,000,000 shares authorized 37,611,396 and 37,376,396 shares issued and outstanding at March 31, 2012 and September 30, 2011, respectively.	38	38
Additional paid in capital	38,840	38,342
Accumulated deficit	(38,747)	(36,583)
Accumulated other comprehensive income	111	46
Total stockholders' equity	2,118	3,559
Total liabilities and stockholders' equity	$11,802	$11,922

Beacon Enterprise Solutions Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(all amounts in 000's except share and per share data)

	For the Three Months Ended	For the Three Months Ended	For the Six Months Ended	For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2012	2011	2012	2011
Net sales	$3,317	$5,003	$9,319	$8,977
Cost of goods sold	41	350	118	626
Cost of services	2,034	3,253	5,642	5,776
Total cost of sales and services	2,075	3,603	5,760	6,402
Gross profit	1,242	1,400	3,559	2,575
	37%	28%	38%	29%
Operating expenses
Salaries and benefits	1,433	1,863	2,897	3,538
Selling, general and administrative	1,042	980	1,824	1,868
Total operating expenses	2,475	2,843	4,721	5,406
Loss from operations	(1,233)	(1,443)	(1,162)	(2,831)
Other expenses
Interest expense	(159)	(77)	(291)	(133)
Effect of foreign currency transaction	57	88	(170)	(14)
Amortization of deferred finance fees	(167)	(69)	(399)	(84)
Other expenses	(24)	(207)	(39)	(319)
Total other expenses	(293)	(265)	(899)	(550)
Net loss before income taxes	(1,526)	(1,708)	(2,061)	(3,381)
Income tax (expense) benefit	2	(126)	(30)	(88)
Loss from continuing operations	(1,524)	(1,834)	(2,091)	(3,469)
Income from discontinued operations	-	-	-	7,892
Net (loss) income	(1,524)	(1,834)	(2,091)	4,423
Preferred Stock:
Contractual dividends	(44)	(19)	(73)	(38)
Net (loss) income available to common stockholders	$(1,568)	$(1,853)	$(2,164)	$4,385
Net loss per share to common stockholders - basic and diluted
Net loss per share from continuing operations	$(0.04)	$(0.05)	$(0.06)	$(0.09)
Net (loss) income per share from discontinued operations	-	-	-	0.21
	$(0.04)	$(0.05)	$(0.06)	$0.12
Weighted average shares outstanding basic and diluted	37,611,396	37,376,396	37,611,396	37,376,396
Other comprehensive income, net of tax
Net (loss) income	$(1,568)	$(1,853)	$(2,164)	$4,385
Foreign currency translation adjustment	99	(43)	99	545
Comprehensive (loss) income	$(1,469)	$(1,896)	$(2,065)	$4,930
Income (loss) from operations	(1,233)	(1,443)	(1,162)	(2,831)
Depreciation and amortization	111	126	223	258
EBITDA	(1,122)	(1,317)	(939)	(2,573)
Other Adjustments
Non-cash investor relations	67	22	132	81
Non-cash share based compensation	247	257	499	533
Non-recurring costs	38	191	111	370
Adjusted EBITDA	$(771)	$(847)	$(197)	$(1,589)